Exhibit 5.2





                   [Drinker Biddle & Shanley LLP Letterhead]

                                                              December 11, 2001




The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

Re:      The Chubb Corporation --
         Registration Statement on Form S-3
         ----------------------------------

Dear Sirs:

         We are acting as New Jersey counsel for The Chubb Corporation, a New Jersey corporation (the "Corporation), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (a) securities of each class as described therein with an aggregate offering price of up to $1,000,000,000 to be issued from time to time by the Corporation consisting of: (i) senior debt securities (the "Senior Debt Securities") to be issued by the Corporation under an indenture dated as of October 25, 1989 between the Corporation and Bank One Trust Company, N.A., successor to The First National Bank of Chicago, as trustee (the "Senior Indenture"); (ii) subordinated debt securities (the "Subordinated Debt Securities") to be issued by the Corporation under an indenture to be executed by the Corporation and Bank One Trust Company, N.A., as trustee (the "Subordinated Indenture"); (iii) common stock of the Corporation, including rights to purchase Series B Participating Cumulative Preferred Stock, (the "Common Stock"); (iv) preferred stock of the Corporation (the "Preferred Stock"); (v) preferred stock depositary shares (the "Depositary Shares") to be issued by the Corporation under a deposit agreement to be entered into between the Corporation, a depositary and holders of depositary receipts (the "Deposit Agreement"); (vi) debt warrants to be issued by the Corporation (the "Debt Warrants") under a debt warrant agreement to be entered into between the Corporation and a debt warrant agent (the "Debt Warrant Agreement"); and (vii) stock warrants to be issued by the Corporation (together with the Debt Warrants, the "Warrants") under a stock warrant agreement to be entered into between the Corporation and a stock warrant agent (the "Stock Warrant Agreement" and together with the Debt Warrant Agreement, the "Warrant Agreements").


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The Chubb Corporation
Davis Polk & Wardwell
December 11, 2001
Page 2


         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Corporation is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

         Based upon the foregoing, we are of the further opinion that when the Registration Statement has become effective under the Act, then:

                  (1) The Senior Debt Securities, when issued in accordance with the terms of the Senior Indenture, will be valid and binding obligations of the Corporation.

                  (2) When the Subordinated Indenture has been duly authorized and executed by the parties thereto, the Subordinated Debt Securities, when issued in accordance with the terms of the Subordinated Indenture, will be valid and binding obligations of the Corporation.

                  (3) When the issuance of any shares of Common Stock or Preferred Stock has been duly authorized under New Jersey law and such shares are issued, such shares will be validly issued, fully-paid and nonassessable.

                  (4) When any of the Warrant Agreements has been duly authorized and executed by the parties thereto, any Warrants, when issued in accordance with the terms of such Warrant Agreement, will be valid and binding obligations of the Corporation.

                  (5) When the Deposit Agreement has been duly authorized and executed by the parties thereto, and Preferred Stock has been deposited thereunder, any Depositary Shares when issued in accordance with the terms thereof will be valid and binding instruments in accordance with their terms and the terms of the Deposit Agreement.

The Chubb Corporation
Davis Polk & Wardwell
Decembe 11, 2001
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            Very truly yours,

                                            /s/ Drinker Biddle & Shanley LLP

                                            Drinker Biddle & Shanley LLP